Exhibit 99.1

Grant ID # XX-xxxx
[A/7; as of  02/25/05; D&O]

                           THERMO ELECTRON CORPORATION

                         [NAME OF EQUITY INCENTIVE PLAN]

                             STOCK OPTION AGREEMENT


                                      XXXX
                                    Optionee


xxxx                                                                       $xxxx
Number of Shares of                                               Exercise Price
Common Stock Subject                                                   Per Share
to the Option ("Option Shares")

                                Vesting Schedule
                  # of Shares                      Vesting Date(s)
                 [PERCENTAGE]                               [DATE]

XXXX                                                                        XXXX
Grant Date                                                       Expiration Date


         Thermo Electron Corporation (the "Company") confirms the grant to you of an option (the "Option") to acquire the number of shares of common stock (the "Common Stock") specified above, of the Company, subject to the provisions of the [Name of Equity Incentive Plan] (the "Plan") and the terms, conditions and restrictions contained in this agreement (the "Agreement"). You acknowledge receipt of the Plan and the Agreement for your records.


                                                     THERMO ELECTRON CORPORATION


                                                     By: -----------------------


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         1.  Grant of Option. This Agreement contains the terms and conditions of a grant of a nonqualified stock option to purchase the shares of the common stock of the Company (the "Option Shares") made to you, the Optionee named on the first page of this Agreement, pursuant to the Plan. Attached is a copy of the Plan, which is incorporated in this Agreement by reference and made a part hereof. This Option is intended to be a non-statutory stock option under the Internal Revenue Code of 1986, as amended.

         2. Exercisability and Vesting of Option. The Option may be exercised only to the extent the Option shall have vested in accordance with this Agreement. The Option shall vest and become exercisable in accordance with the terms of this Section 2.

         (a) General Rule. Except as otherwise provided in this Section 2, the Option shall vest and be exercisable in accordance with the vesting schedule set forth on the first page of this Agreement, provided that on each vesting date you are then, and have been since the date of grant ("Grant Date"), continuously employed by the Company or an "Affiliated Employer". For purposes of this Agreement, an "Affiliated Employer" shall mean a subsidiary of the Company of which the Company owns more than 50% of the outstanding common stock.

         (b) Death or Disability, Retirement or Change in Control. Notwithstanding anything contained in this Agreement to the contrary, the Option shall vest and become exercisable as to 100% of the Option Shares upon the occurrence, prior to the date on which you cease to be an employee of the Company or an Affiliated Employer (your "Employment Termination Date"), of (i) your death or disability (as defined in Section 3(c) below); (ii) your retirement (as defined in Section 3(d) below); or (iii) a Change in Control (as defined in the Plan).

         (c) Effect of Other Termination of Employment. Notwithstanding anything contained in this Agreement to the contrary, the portion of the Option that has not previously vested prior to your Employment Termination Date shall cease to vest, be immediately forfeited to the Company and cancelled if the Employment Termination Date occurs for any other reason than the reasons specified in
Section 2(b) (i), (ii) or (iii) above.


         3. Termination of Option. The date on which the Option shall terminate in whole or in part as provided in this Section 3 is hereinafter referred to as the "Option Termination Date". This Option shall terminate on the date that is the earliest of:

         (a) the Expiration Date of the Option set forth on the first page of this Agreement; or

         (b) three months after your Employment Termination Date if the Employment Termination Date occurs for any reason other than the reasons specified in Sections 3(c), 3(d), 3(e) or 3(f); or

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         (c) one year after your Employment Termination Date if the Employment
Termination Date occurs by reason of your death or disability. For purposes of this Agreement, "disability" shall mean that you are receiving disability benefits under the Company's Long Term Disability Coverage, as then in effect, on the Employment Termination Date; or

         (d) eighteen months after your Employment Termination Date if the Employment Termination Date occurs by reason of your retirement, subject to
Section 3(f) below, provided that the retirement date occurs at least one year after the date of grant. For purposes of this Agreement, (i) if you are a non-employee director of the Company, then "retirement" shall mean the date on which you cease to serve as a director of the Company, and (ii) if you are an employee of the Company or an Affiliated Employer, then "retirement" shall mean the termination of your employment with the Company or an Affiliated Employer either (A) after age 55 and the completion of 10 years of continuous service to the Company or an Affiliated Employer comprising at least 20 hours per week, or
(B) after age 60 and the completion of 5 years of continuous service to the Company or an Affiliated Employer comprising at least 20 hours per week; or

         (e) the date of the dissolution or liquidation of the Company; or

         (f) your Employment Termination Date if the Employment Termination Date occurs due to the termination of your employment by the Company or an Affiliated Employer for "cause" (as defined below). For the purposes of this Agreement, "cause" shall mean (i) the commitment of a felony or any crime involving moral turpitude by you that is materially injurious to the Company or (ii) in carrying out your duties, you intentionally engage in conduct that constitutes gross neglect or gross misconduct that is materially injurious to the Company. You shall be considered to have been discharged for cause if the Company determines, within 30 days after your resignation, that discharge for cause was warranted.

         4. No Assignment of Rights. Except for assignments or transfers by will or applicable laws of descent and distribution, your rights and interests under this Agreement and the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise, including without limitation by way of execution, levy, garnishment, attachment, pledge or bankruptcy, and no such rights or interests shall be subject to any of your obligations or liabilities. Notwithstanding the foregoing, the Company consents to the transfer of this Option by you to an immediate member of your family, a family trust or family partnership, provided that the Company shall not be required to recognize any such transfer or assignment until such time as the Company, the transferee and you execute a written assignment of the Option in the form specified by the Company and upon the terms satisfactory to the Company.

         5. Exercise of Option; Delivery and Deposit of Certificate(s). You (or in the case of your death, your legal representative) may exercise the Option (to the extent the Option has vested) in whole or in part in accordance with the instructions described in "The Guide for employees of Thermo Electron Corporation Stock Option Plans," as may be amended from time to time (the "Guide").

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          6.  Rights With Respect to Option Shares. Prior to the date the Option is exercised, you shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Option Shares. Upon issuance to you of the Option Shares, you shall have ownership of such Option Shares, including the right to vote and receive dividends, subject, however, to the other restrictions and limitations imposed thereon pursuant to the Plan and this Agreement and which may be now or hereafter imposed by the Certificate of Incorporation or the By-Laws of the Company.

          7. Adjustments in the Event of Certain Transactions. The provisions of the Plan covering the treatment of Options in the event of (a) stock dividends, stock splits, or combination of shares, or other distribution with respect to holders of Common Stock other than normal cash dividends occurring after the date of this Agreement and (b) recapitalizations, mergers or consolidations involving the Company, any transaction in which the Company becomes a subsidiary of another entity, any sale or other disposition of all or a substantial portion of the assets of the Company or any similar transaction, as determined by the Board, (any of the foregoing, a "covered transaction") occurring while the Option is outstanding, are hereby made applicable hereunder and are incorporated herein by reference.

          8. Reservation of Shares. The Company shall at all times during the term of this Agreement reserve and keep available such number of shares of the Common Stock as will be sufficient to satisfy the requirements of this Agreement and shall pay all fees and expenses necessarily incurred by the Company in connection with this Agreement and the issuance of Option Shares.

          9. Taxes. No later than the date on which part or all of the value of any Option Shares received under the Plan first becomes includible in your gross income for income tax purposes, you shall satisfy your obligations to pay any federal, state or local taxes required to be withheld with respect to such income in accordance with the provisions of the Guide.


         10. Determination of Rights. Any dispute or disagreement that may arise under or as a result of or pursuant to the Plan or this Agreement shall be determined by the Board, in its sole discretion, and any decision made by the Board (as defined by the Plan) in good faith shall be conclusive on all parties. The interpretation and construction by the Board of any provision of, and the determination of any question arising under, this Agreement, the Plan, or any rule or regulation adopted pursuant to the Plan, shall be final and conclusive.

         11. Limitation of Employment Rights. The award of this Option does not entitle you to any benefit other than that granted under the Plan; any benefits granted under the Plan are not part of your ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.



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         12. Communications. Any communication or notice required or permitted to be given under this Agreement shall be in writing, and mailed by registered or certified mail or delivered in hand, if to the Company to its Stock Option Manager c/o Thermo Electron Corporation, 81 Wyman Street, Post Office Box 9046, Waltham, Massachusetts 02454-9046, and if to you, to the address you shall last have furnished to the Company.

TMO STOCK OPTION AGREEMENT (D&O VERSION)

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